UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 5, 2014

CONTINENTAL RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Oklahoma	1-32886	73-0767549
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 N. Broadway Oklahoma City, Oklahoma	73102
(Address of Principal Executive Offices)	(Zip Code)

(405) 234-9000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On August 5, 2014, Continental Resources, Inc. (the “Company”) issued a press release announcing its second quarter 2014 financial and operating results. A copy of the press release is being furnished as an exhibit to this report on Form 8-K.

Item 7.01 Regulation FD Disclosure

Reference materials in connection with the second quarter 2014 earnings call scheduled for August 6, 2014 at 12:00 p.m. Eastern time (11:00 a.m. Central time), will be available on the Company’s website at www.CLR.com, prior to the start of the call.

In the August 5, 2014 press release, the Company also announced its participation in the following upcoming investment conference and Company hosted event:

August 20, 2014	Enercom Oil & Gas Conference, Denver, CO

September 18, 2014	CLR 2014 Investor & Analyst Day, Oklahoma City, OK

Enercom conference materials will be available on the Company’s website at www.CLR.com on or prior to the day of the presentation.

The Company will hold its 2014 Investor & Analyst Day meeting on Thursday, September 18, 2014 at 8:00 a.m. Central time in Oklahoma City, Oklahoma. The event and presentation materials will be available to the public via internet webcast and by posting on the Company’s website at www.CLR.com. A link to the webcast will be accessible from the Company’s website on the date of the event. A link to presentation materials will be accessible from the Company’s website the evening prior to the date of the event or on the date of the event prior to 8:00 a.m. Central time.

Individuals interested in attending the Company’s Investor & Analyst Day will find a registration link on the Company’s website at www.CLR.com.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press release dated August 5, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTINENTAL RESOURCES, INC.
(Registrant)

Dated: August 5, 2014

	By:	/s/ John D. Hart
John D. Hart
Senior Vice President, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit Number	Description

99.1	Press release dated August 5, 2014